                         FOURTH SUPPLEMENTAL INDENTURE

         FOURTH SUPPLEMENTAL INDENTURE, dated as of August 25, 2005 (the "FOURTH
SUPPLEMENTAL INDENTURE"), among Armor Holdings, Inc., a Delaware corporation
(the "COMPANY"), the subsidiary guarantors listed on Exhibit A attached hereto
(collectively, the Existing Subsidiary Guarantors), the subsidiary guarantors listed on Exhibit B attached hereto (collectively the New Subsidiary
Guarantors), and Wachovia Bank, National Association, a national banking association, as trustee (the "TRUSTEE").

WITNESSETH

         WHEREAS, the Company has issued its 2.00% Senior Subordinated
Convertible Notes due November 1, 2024 (the "NOTES") in the aggregate principal amount of $345,000,000 under and pursuant to the Indenture, dated as of October
29, 2004 (the "BASE INDENTURE"), between the Company and the Trustee, as supplemented by the First Supplemental Indenture, dated as of October 29, 2004
(the "FIRST SUPPLEMENTAL INDENTURE"), among the Company, the Subsidiary
Guarantors parties thereto and the Trustee, as further supplemented by the
"SECOND SUPPLEMENTAL INDENTURE", dated as of December 29, 2004 (the "SECOND
SUPPLEMENTAL INDENTURE"), among the Company, the Subsidiary Guarantors parties thereto, and as further supplemented by the Third Supplemental Indenture, dated as of May 25, 2005 (the "THIRD SUPPLEMENTAL INDENTURE", together with the Base
Indenture, the First Supplemental Indenture and the Second Supplemental
Indenture, the "INDENTURE"), among the Company, the Subsidiary Guarantors parties thereto and the Trustee;

         WHEREAS, pursuant to Section 5.03 of the First Supplemental Indenture,
the Company is required to cause the New Subsidiary Guarantors to execute and deliver to the Trustee this Fourth Supplemental Indenture pursuant to which the
New Subsidiary Guarantors shall become bound by the provisions of the Indenture as a Subsidiary Guarantor;

         WHEREAS, pursuant to Section 10.01 of the First Supplemental Indenture,
the Trustee is authorized to execute and deliver this Fourth Supplemental
Indenture;

         WHEREAS, all things necessary for the execution of this Fourth
Supplemental Indenture and to make this Fourth Supplemental Indenture a valid and binding agreement of the parties hereto have been done.

         NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged by the Company, the Existing Subsidiary Guarantors, the New Subsidiary Guarantors,
and the Trustee, such parties hereby agree for the benefit of each other and the equal and ratable benefit of the Holders of the Notes as follows:

         Section 1. Definitions.

         Unless otherwise stated or unless the context shall otherwise require, all capitalized terms used in this Fourth Supplemental Indenture shall be given the same meanings as such terms are defined in the Indenture.

         Section 2. Subsidiary Guarantee.

         (a) By execution and delivery of this Fourth Supplemental Indenture, the New Subsidiary Guarantors hereby agree to become Subsidiary Guarantors pursuant to the Indenture and to assume all obligations of the Subsidiary
Guarantors under the Indenture (including, without limitation, the Subsidiary
Guarantee as defined in the Indenture) and the Notes, in each case, in accordance with the terms thereof.

         (b) Each of the New Subsidiary Guarantors hereby agrees that its execution and delivery of this Fourth Supplemental Indenture shall evidence its
Subsidiary Guarantee as set forth in Section 11.07 of the Indenture without the need for any further notation on the Notes and the delivery and authentication of any Note by the Trustee under the Indenture, including any Note authenticated and delivered on or prior to the date of this Fourth Supplemental Indenture, and shall constitute due delivery of the Subsidiary Guarantee set forth in this
Fourth Supplemental Indenture on behalf of such New Subsidiary Guarantor. Each of the Existing Subsidiary Guarantors hereby agrees that its Subsidiary
Guarantee set forth in the Indenture shall remain in full force and effect.

         Section 3. Effectiveness and Validity.

         (a) This Fourth Supplemental Indenture shall become effective on the date first written above. The Indenture, as supplemented by this Fourth
Supplemental Indenture, is in all respects ratified and confirmed hereby.
Following the effectiveness hereof, the Indenture shall be deemed supplemented in accordance herewith, and this Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture as supplemented by the
Fourth Supplemental Indenture shall be entitled to the benefit thereof and hereof and be bound thereby and hereby.

         (b) If an Officer of a Subsidiary Guarantor whose signature is on the
Indenture or the Fourth Supplemental Indenture no longer holds that office at the time the Trustee authenticates such Notes or at any time thereafter, such
Subsidiary Guarantors Subsidiary Guarantee shall be valid nevertheless.

         Section 4. Solvency; No Fraudulent Transfer or Conveyance.

         Each of the New Subsidiary Guarantors, for the benefit of each Holder, confirms that it is a solvent corporation, limited liability company, or other entity and that the granting of the Subsidiary Guarantee is not made with the purpose of defrauding any of its current creditors. Each of the Company and the
New Subsidiary Guarantors confirms that the Subsidiary Guarantee given by the
New Subsidiary Guarantors does not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code, the Uniform
Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar
Federal or state law.

         Section 5. No Personal Liability of Directors, Officers, Employees and
Stockholders.

         No director, officer, employee, incorporator or stockholder of the
Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the
Indenture or this Fourth Supplemental Indenture, the Subsidiary Guarantees, or
for any claim based on, in respect of, or by reason of, such obligations or their creation. The acceptance of a Note by each Holder of Notes is deemed to be a waiver and release of all such liability. This waiver and release are part of the consideration for issuance of the Subsidiary Guarantee set forth in and evidenced by this Fourth Supplemental Indenture.

         Section 6. Governing Law.

         THIS FOURTH SUPPLEMENTAL INDENTURE AND THE NOTES AND THE SUBSDIARY
GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES.

         Section 7. Successors.

         All agreements of the Company and the Subsidiary Guarantors in the
Indenture, this Fourth Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Fourth Supplemental
Indenture shall bind its successors.

         Section 8. Duplicate Originals.

         The parties may sign any number of copies of this Fourth Supplemental
Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.

         Section 9. Severability.

         In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of the Indenture, this Fourth Supplemental Indenture and the Notes shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

         Section 10. Headings.

         The headings of the sections of this Fourth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Fourth Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

         Section 11. Trustee.

         The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Subsidiary Guarantors and not of the
Trustee.

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth
Supplemental Indenture to be duly executed as of the date first written above.

                                         ARMOR HOLDINGS, INC.,
                                              a Delaware corporation

                                         By: /s/ Philip A. Baratelli
                                             -----------------------------------
                                              Name:  Philip A. Baratelli
                                              Title: Corporate Controller,
                                                     Treasurer and Secretary

                                         WACHOVIA BANK, NATIONAL ASSOCIATION,
                                              as Trustee

                                         By: /s/ Stephanie Moore
                                             -----------------------------------
                                              Name:  Stephanie Moore
                                              Title: Assistant Vice President

                         AS EXISTING SUBSIDIARY GUARANTORS:

                         911EP, INC.
                         ACCUCASE, L.L.C.
                         AHI PROPERTIES I, INC.
                         ARMOR ACCESSORIES, INC.
                         ARMOR BRANDS, INC.
                         ARMORGROUP SERVICES, LLC
                         ARMOR HOLDINGS GP, LLC
                         ARMOR HOLDINGS LP, LLC
                         ARMOR HOLDINGS FORENSICS, L.L.C.
                         ARMOR HOLDINGS PRODUCTS, L.L.C.
                         ARMOR HOLDINGS PROPERTIES, INC.
                         ARMOR HOLDINGS MOBILE SECURITY, L.L.C.
                         ARMOR SAFETY PRODUCTS COMPANY
                         B-SQUARE, INC.
                         BIANCHI INTERNATIONAL
                         BREAK-FREE, INC.
                         CASCO INTERNATIONAL, INC.
                         CDR INTERNATIONAL, INC.
                         DEFENSE TECHNOLOGY CORPORATION OF AMERICA
                         HATCH IMPORTS, INC.
                         IDENTICATOR, INC.
                         KLEEN BORE, INC.
                         MONADNOCK LIFETIME PRODUCTS, INC., a Delaware
                            corporation
                         MONADNOCK LIFETIME PRODUCTS, INC. a New Hampshire
                            corporation
                         MONADNOCK POLICE TRAINING COUNCIL, INC.
                         NEW TECHNOLOGIES ARMOR, INC.
                         ODV HOLDINGS CORP.
                         O'GARA-HESS & EISENHARDT ARMORING COMPANY, L.L.C.
                         PRO-TECH ARMORED PRODUCTS OF MASSACHUSETTS, INC.
                         RAMTECH DEVELOPMENT CORP.
                         SAFARILAND GOVERNMENT SALES, INC.
                         SAFARI LAND LTD., INC.
                         SPEEDFEED ACQUISITION CORP.
                         MT. COBB SPECIALTY, INC.
                         PENN FIBRE & SPECIALTY COMPANY  OF DELAWARE, INC.
                         PFS SALES COMPANY
                         THE SPECIALTY GROUP, INC.

                         SPECIALTY DEFENSE SYSTEMS OF DELAWARE, INC.
                         SPECIALTY DEFENSE SYSTEMS OF KENTUCKY, INC.
                         SPECIALTY DEFENSE SYSTEMS OF NEVADA, INC.
                         SPECIALTY DEFENSE SYSTEMS OF PENNSYLVANIA, INC.
                         SPECIALTY DEFENSE SYSTEMS OF TENNESSEE, INC.
                         SPECIALTY MACHINERY, INC.
                         SPECIALTY PLASTIC PRODUCTS OF DELAWARE, INC.

                         By: /s/ Philip A. Baratelli
                             --------------------------------------
                             Name: Philip A. Baratelli
                             Title: Vice President

                         NAP PROPERTIES, LTD.

                         By:  NAP PROPERTY MANAGERS LLC, its General Partner

                         By:  ARMOR HOLDINGS PROPERTIES, INC., its Managing
                              Member

                         By: /s/ Philip A. Baratelli
                             --------------------------------------
                             Name: Philip A. Baratelli
                             Title: Vice President

                         NAP PROPERTY MANAGERS, LLC

                         By: ARMOR HOLDINGS PROPERTIES, INC., its Managing
                             Member

                         By: /s/ Philip A. Baratelli
                             -----------------------------------------
                             Name:  Philip A. Baratelli
                             Title:    Vice President

                               ARMOR HOLDINGS PAYROLL SERVICES, LLC

                                By: /s/ Philip A. Baratelli
                                    ---------------------------------------
                                      Name: Philip A. Baratelli
                                      Title: Manager

                                ARMOR HOLDINGS AEROSPACE & DEFENSE, INC.
                                   (F/K/A AHI BULLETPROOF ACQUISITION CORP.)
                                INTERNATIONAL CENTER FOR SAFETY EDUCATION, INC.
                                SIMULA, INC.
                                SIMULA AEROSPACE & DEFENSE GROUP, INC.
                                SIMULA POLYMER SYSTEMS, INC.
                                SIMULA TECHNOLOGIES, INC.

                                By: /s/ Glenn J. Heiar
                                    --------------------------------------------
                                    Name: Glenn J. Heiar
                                    Title: Chief Financial Officer, Treasurer
                                           and Secretary

                               ARMOR HOLDINGS AIRCRAFT, LLC

                                By: /s/ Glenn J. Heiar
                                    --------------------------------------------
                                      Name: Glenn J. Heiar
                                      Title: Manager and Vice President

                                ARMOR HOLDINGS GOVERNMENTAL
                                     RELATIONS, LLC

                                By: /s/ Glenn J. Heiar
                                    --------------------------------------------
                                    Name: Glenn J. Heiar
                                    Title: Manager, Chief Financial Officer,
                                           Treasurer and Secretary

                                     ARMOR HOLDINGS INFORMATION
                                          TECHNOLOGY, L.L.C.

                                     By: /s/ Philip A. Baratelli
                                         ---------------------------------------
                                         Name: Philip A. Baratelli
                                         Title: Manager and Vice President

                                     AS NEW SUBSIDIARY GUARANTORS:

                                     SECOND CHANCE ARMOR, INC.

                                     By: /s/ Robert R. Schiller
                                         ---------------------------------------
                                          Name: Robert R. Schiller
                                          Title:   Vice President

                                     THE CENTIGON COMPANY, LLC

                                     By: /s/ Robert R. Schiller
                                         ---------------------------------------
                                         Name: Robert R. Schiller
                                         Title: Manager, Vice President and
                                                Secretary

                                     CENTIGON USA, LLC

                                     By: /s/ Robert R. Schiller
                                         ---------------------------------------
                                         Name: Robert R. Schiller
                                         Title: Manager, Chairman of the Board
                                                and Secretary

                                    EXHIBIT A

911EP, Inc., a Delaware corporation
AccuCase, L.L.C., a California limited liability company
AHI Properties I, Inc., a Delaware corporation
Armor Accessories, Inc., a Delaware corporation
Armor Brands, Inc., a Delaware corporation
ArmorGroup Services, LLC, a Delaware limited liability company
Armor Holdings Aerospace & Defense, Inc. (f/k/a AHI Bulletproof Acquisition
       Corp.), a  Delaware corporation
Armor Holdings Forensics, L.L.C., a Delaware limited liability company
Armor Holdings Governmental Relations, LLC, a Delaware limited liability company
Armor Holdings GP, LLC, a Delaware limited liability company
Armor Holdings Information Technology, L.L.C., a Delaware limited liability company
Armor Holdings LP, LLC, a Delaware limited liability company
Armor Holdings Mobile Security, L.L.C., a Delaware limited liability company
Armor Holdings Payroll Services, LLC, a Delaware limited liability company
Armor Holdings Products, L.L.C., a Delaware limited liability company
Armor Holdings Properties, Inc., a Delaware corporation
Armor Safety Products Company, a Delaware corporation
B-Square, Inc., a Texas corporation
Bianchi International, a California corporation
Break-Free Inc., a Delaware corporation
Casco International, Inc., a New Hampshire corporation
CDR International, Inc., a Delaware corporation
Defense Technology Corporation of America, a Delaware corporation
Hatch Imports, Inc., a California corporation
Indenticator, Inc., a Delaware corporation
International Center for Safety Education, Inc., an Arizona corporation
Monadnock Lifetime Products, Inc., a Delaware corporation
Monadnock Lifetime Products, Inc., a New Hampshire corporation
Monadnock Police Training Council, Inc., a New Hampshire corporation
Mt. Cobb Specialty, Inc., a Pennsylvania corporation
NAP Properties, Ltd., a California limited partnership
NAP Property Managers, LLC, a California limited liability company
New Technologies Armor, Inc., a Delaware corporation
Kleen Bore, Inc., a Massachusetts corporation
ODV Holdings Corp., a Delaware corporation
O'Gara-Hess & Eisenhardt Armoring Company, L.L.C., a Delaware limited liability company
Pro-Tech Armored Products of Massachusetts, Inc., a Massachusetts corporation
Ramtech Development Corp., a Delaware corporation
Safariland Government Sales, Inc., a California corporation
Safari Land Ltd., Inc., a California corporation
Simula, Inc., an Arizona corporation
Simula Aerospace & Defense Group, Inc., an Arizona corporation

Simula Polymer Systems, Inc., an Arizona corporation
Simula Technologies, Inc., an Arizona corporation
Armor Holdings Aircraft, LLC, a Delaware limited liability company
The Specialty Group, Inc., a Pennsylvania corporation
Specialty Defense Systems of Delaware, Inc., a Delaware corporation
Specialty Plastic Products of Delaware, Inc., a Delaware corporation
Specialty Defense Systems of Tennessee, Inc., a Tennessee corporation
Specialty Defense Systems of Pennsylvania, Inc., a Pennsylvania corporation
Specialty Defense Systems of Kentucky, Inc., a Kentucky corporation
Specialty Defense Systems of Nevada, Inc., a Nevada corporation
Specialty Machinery, Inc., a Pennsylvania corporation
Penn Fibre & Specialty Company of Delaware, Inc., a Delaware corporation
PFS Sales Company, a Pennsylvania corporation
Speedfeed Acquisition Corp., a Delaware corporation

                                    EXHIBIT B

Second Chance Armor, Inc., a Delaware corporation
The Centigon Company, LLC, a Delaware limited liability company
Centigon USA, LLC, a Delaware limited liability company